UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2005
                                                ---------------

                           TENGTU INTERNATIONAL CORP.
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               (Exact name of Registrant as specified in charter)

         Delaware                    000-29957               77-0407366
 ------------------------           ------------         -------------------
(State or other jurisdic-           (Commission             (IRS Employer
 tion of incorporation)             File Number)         Identification No.)

                236 Avenue Road, Toronto, Ontario, Canada M5R 2J4
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               (Address of principal executive offices) (Zip Code)

                                  416-963-3999
                                  ------------
              (Registrant's telephone number, including area code)

      (Former name, address and fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule
      14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

      As previously reported in our public filings, including our Current Report on Form 8-K filed with the SEC on January 7, 2005, Tengtu International Corp. (the "Company") was engaged in litigation with VIP Tone, Inc. ("VIP") in the Superior Court of California for the County of Alameda ("Court") (VIP Tone, Inc.
v. Tengtu International Corp. Action No. 200262967). On December 22, 2004, a judgment was rendered against the Company in the total amount of $615,268.70.

      On April 21, 2005, the Company finalized a Settlement Agreement with VIP (the "Settlement Agreement"). Pursuant to the Settlement Agreement, the Company paid VIP $450,000.00. The Settlement Agreement also provides for the issuance by the Company of 500,000 shares of Company Common Stock (the "Shares") based on the closing price of the Shares on March 23, 2005 ($.20 per share). The issuance of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) thereunder. Pursuant to the terms of the Settlement Agreement, the Company and VIP have exchanged general releases.

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TENGTU INTERNATIONAL CORP.


April 26, 2005                          By: /s/ John D. Watt
                                            -----------------------------------
                                            John D. Watt, President